                                                                  Exhibit T3A-23

                         CERTIFICATION OF INCORPORATION

                                       OF

                    OGDEN MARTIN SYSTEMS OF HUNTSVILLE, INC.

STATE OF ALABAMA
MONTGOMERY COUNTY

         I, the undersigned Walker Hobbie, Jr., Judge of Probate of Montgomery County, Alabama hereby certify that the Certificate of Incorporation of Ogden Martin Systems of Huntsville, Inc.

has this day been filed for record in the Probate Court of Montgomery County, Alabama; and that the Certificate of Incorporation has been recorded in compliance of Title l0-2A--92 of the Code Of Alabama, and that the incorporators of said corporation, their successors and assigns, constitute a body corporate under the name set forth in said certificate, namely: Ogden Martin Systems of Huntsville, Inc.

         IN WITNESS WHEREOF, I, the said Walker Hobbie, Jr., as Judge Of Probate of Montgomery County, Alabama, hereunto set my name and affix my seal of said Probate on this the 4th day of April, 1988.

                                                ________________________________
                                                WALKER HOBBIE, JR.
                                                JUDGE OF PROBATE
                                                MONTGOMERY COUNTY, ALABAMA

                                                                  Exhibit T3A-23

                            ARTICLES OF INCORPORATION

                                       OF

                    OGDEN MARTIN SYSTEMS OF HUNTSVILLE,. INC.

         The undersigned, acting as incorporator(s) of a corporation under the Alabama Business Corporation Act, adopt(s) the following Articles of Incorporation for such corporation:

         FIRST: The name of the corporation is Ogden Martin Systems of Huntsville, Inc.

         SECOND: The period of its duration is perpetual (May be perpetual)

         THIRD: The purpose or purposes for which the corporation Is organized include:

         The transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

                  Development, design, engineering and construction projects as well as related activities permitted under the laws of Alabama.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is One Hundred (100) FIFTH: Provisions for the regulation of the internal affairs of the corporation are:

                                      N/A

         SIXTH: The location and mailing address of the initial registered office of the corporation is 60 Commerce Street, Montgomery, Alabama 36103 and the name of its initial registered agent at such address is The Corporation Company.

         SEVENTH: The number of directors constituting the initial board of directors of the corporation is Four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

           Name                                 Address

                                                                  Exhibit T3A-23

     David L. Sokol               40 Lane Road, Fairfield, NJ 07006

Albert O. Cornelison, Jr.       Two Pennsylvania Plaza, New York, NY     10121

     Robert M. DiGia            Two Pennsylvania Plaza, New York, NY     10121

  Salvatore S. Ferrara          Two Pennsylvania Plaza, New York, NY     10121

         EIGHTH: The name and address of each incorporator is:

           Name                                 Address

     Joan Brunson               1633 Broadway, N.Y., NY. 10019

  Maryanne R. Behan             1633 Broadway, N.Y., N.Y. 10019

  Giovanna Decandia             1631 Broadway, N.Y., N.Y. 10019

Dated: March 30, l988

                                    _____________________________________
                                    Joan Brunson

                                    _____________________________________
                                    Maryanne R. Behan

                                    _____________________________________
                                    Giovanna DeCandia
                                    Incorporators

The State of Alabama    }
Montgomery County       }   Probate Court

I, Walker Hobbie, Jr., Judge of Probate in and for the said County, in said State, hereby certify that the within and foregoing pages are a full, true and complete copy of Articles of Incorporation of Ogden Martin Systems of Huntsville. Inc. as fully and completely as the same appears of record in this office in Book No. 0154 of Corporation at page 0148.

                                     Given under my hand and official seal this 8th day of April, A.D.1988

                                     /s/ Walker Hobbie, Jr.
                                     -------------------------------------------
                                     Judge of Probate Court, Montgomery County,
                                     Alabama

                                                                  Exhibit T3A-23

STATE OF ALABAMA
For-Profit Corporation
Articles of Amendment to Articles of Incorporation Guidelines

Instructions

STEP 1: IF CHANGING THE CORPORATION'S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2:        FILE THE ORIGINAL AND TWO COPIES IN THE COUNTY WHERE THE
               ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE:
               ATTACHED.) IF CHANGING THE NAME, THE SECRETARY OF STATE'S FILING FEE IS $20. THE SECRETARY OF STATE'S AMENDMENTS IS $10. THE JUDGE OF PROBATES FILING FEE FOR AN AMENDMENT IS $10.

PURSUANT TO TILE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT

Article I      The name of the corporation:
               Ogden Martin Systems of Huntsville, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:

               Article First of the Certificate of Incorporation be amended as follows: "First: the name of the corporation is COVANTA HUNTSVILLE, INC."

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on February 28, 2001.

Article IV The number of shares outstanding at the time of the adoption was 100; the number of shares entitled to vote thereon was 100 If the shares of any class are entitled to vote thereon as a class, list the designation and number of outstanding shares entitled to vote thereon of each such class:

Article V The number of shares voted for the amendment was 100 and the number of shares voted against such amendment was 0. (If no shares have been issued attach a written statement to that effect.)

Date: March 12, 2001            /s/ Patricia Collins    Asst. Secretary
                                ------------------------------------------------
                                Type or Print Corporate Officer's Name and Title

Date: ___________________       s/ Patricia Collins     Asst. Secretary
                                ------------------------------------------------
                                Signature of Officer

The foregoing document was prepared by:
Name of Individual:
Address of Individual:

                                                                  Exhibit T3A-23

STATE OF ALABAMA

STATEMENT O CHANGE OF REGISTERED AGENT OR
REGISTERED OFFICE OR BOTH

CHECK ONE:              ____ FOREIGN CORPORATION
                         X   DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

STATE OF INCORPORATION: ALABAMA

1.   The name of the corporation:

     Ogden Martin Systems of Huntsville, Inc.

2.   The name of the present registered agent:

     The Corporation Company

3.   The street address of the present registered office:

     60 Commerce Street, Montgomery, AL 36103

4.   The name of its successor registered agent:

     The Prentice-Hall Corporation System, Inc.

5. The street address to which its registered office is to be changed (street address of registered agent and registered office must be identical; NO PO
     BOX): c/o The Prentice Hall Corporation System, Inc.
     57 Adams Avenue, Montgomery, Alabama 36104

6. If you are changing the street address of the registered gent, you are required to notify the corporation in writing of the change in the registered agent's address.

7.   Date:1/25/96

                                OGDEN MARTIN SYSTEMS OF HUNTSVILLE, INC.

                                ________________________________________________
                                Name of Corporation

                                Jeffrey R. Horowitz - Secretary
                                ------------------------------------------------
                                Type or Print Corporate Officer's Name and Title

                                                                  Exhibit T3A-23

                                /s/ Jeffrey R. Horowitz
                                -----------------------------------------------
                                Signature of Officer

I, THE PRENTICE-HALL CORPORATION SYSTEM, INC., consent to serve as registered agent to the above named corporation on this, 8th day of February, 1996

                                /s/ Vicki Schreiber
                                --------------------------------------
                                Signature of Registered Agent
                                Vicki Schreiber Asst. Vice President